Registration No. 333-[            ]

As filed with the Securities and Exchange Commission on May 11, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	6022	27-2980805
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1897 Capital Circle NE, Second Floor

Tallahassee, Florida 32308

(850) 907-2301

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Sammie D. Dixon, Jr.

1897 Capital Circle NE, Second Floor

Tallahassee, Florida 32308

(850) 907-2301

(Name, address, including zip code, and telephone number,

including area code of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

A. George Igler, Esq. or Richard Pearlman, Esq. Igler and Pearlman, P.A. 2075 Centre Pointe Boulevard Suite 100 Tallahassee, Florida 32308	Mark C. Kanaly, Esq. or David S. Park, Esq. Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Suite 4900 Atlanta, Georgia 30309-3424

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☑

Registration No. 333-216974

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☐	Smaller reporting company:	☑

		Emerging Growth Company:	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Registration Fee
Common Stock	$3,000,000	$347.70[1]

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

1	The calculation of the registration fee has been made pursuant to Fee Rate Advisory #1 for Fiscal Year 2017 (2016-175), which prescribes a fee rate for registration statements of $115.90 per million dollars of securities to be offered. The registrant previously registered $15,000,000 of its shares on the registrant’s registration statement on Form S-1 (File No. 333-216974) declared effective on May 11, 2017, for which a filing fee of $1,1738.50 was paid.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed by Prime Meridian Holding Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering additional shares of common stock, par value $0.01 per share. This registration statement relates to Prime Meridian Holding Company’s prior registration statement on Form S-1 (Registration No. 333-216974), as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on May 11, 2017. The Prior Registration Statement is incorporated by reference herein.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a.	Exhibits. All exhibits previously filed or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this filing, except for the following, which are filed herewith:

Exhibit Number	Description of Exhibit

5.1	Opinion of Igler and Pearlman, P.A.

23.1	Consent of Igler and Pearlman, P.A. (contained within Exhibit 5.1)

23.2	Consent of Hacker, Johnson & Smith, P.A.

b.	Financial Statement Schedules. None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tallahassee, State of Florida on May 11, 2017.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Sammie D. Dixon, Jr.
Sammie D. Dixon, Jr.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on May 11, 2017.

Name and Signature	Title	Date

William D. Crona	Director

/s/ Sammie D. Dixon, Jr. Sammie D. Dixon, Jr.	CEO, President, Principal Executive Officer, & Director	May 11, 2017

Steven L. Evans	Director

/s/ R. Randy Guemple R. Randy Guemple	CFO, EVP, Principal Financial Officer & Director	May 11, 2017

/s/ Sammie D. Dixon, Jr.* Chris L. Jensen, Jr.	EVP & Director	May 11, 2017

/s/ Sammie D. Dixon, Jr.* Kathleen C. Jones	Director	May 11, 2017

Robert H. Kirby	Director

/s/ Sammie D. Dixon, Jr.* Frank L. Langston	Director	May 11, 2017

Todd A. Patterson, D.O.	Director

/s/ Sammie D. Dixon, Jr.* L. Collins Proctor	Director	May 11, 2017

Garrison A. Rolle, M.D.	Director

Steven D. Smith	Director

/s/ Sammie D. Dixon, Jr.* Marjorie R. Turnbull	Director	May 11, 2017

/s/ Sammie D. Dixon, Jr.* Richard A. Weidner	Chairman	May 11, 2017

*	Pursuant to a power of attorney dated March 27, 2017.